news release

GODADDY REPORTS THIRD QUARTER 2018 EARNINGS RESULTS
Q3 Revenue up 17% on Growing Customers and ARPU;
Operating Cash Flow up 17% and uFCF up 28%
Board of Directors Authorizes $500 million Share Repurchase

SCOTTSDALE, Ariz., November 6, 2018 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported financial results for the third quarter ended September 30, 2018.
“GoDaddy is in an environment where it's never been more important to take an idea, get it online and, through an integrated toolset and experience, enable that idea to grow and thrive,” said GoDaddy CEO Scott Wagner. “Our third quarter results reflect consistent financial and operational execution against this strategy as we continue to launch new products and services for a robust online presence."

Consolidated Third Quarter Financial Highlights(1)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$679.5	$582.2	16.7%	$1,964.3	$1,629.7	20.5%
Net cash provided by operating activities	$154.0	$131.4	17.2%	$431.3	$371.3	16.2%
Non-GAAP Results
Unlevered free cash flow	$175.6	$137.2	28.0%	$492.7	$386.3	27.5%
Operating Metrics
Total bookings	$741.8	$668.0	11.0%	$2,279.1	$1,960.3	16.3%
Total customers at period end	18,267	17,123	6.7%	18,267	17,123	6.7%
ARPU(2)	$145	$134	8.6%	$145	$134	8.6%

(1)	See reconciliation tables for a detailed listing of certain items included in our condensed consolidated statements of operations.

(2)
2017 ARPU was muted by the impact of the acquisition of HEG as our trailing twelve month revenue for the period included only six months of HEG’s results for this annual measure as well as purchase price accounting adjustments.

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•	Total revenue of $679.5 million, up 16.7% year over year.

•	Total bookings of $741.8 million, up 11.0% year over year.

•	Net cash provided by operating activities of $154.0 million, up 17.2% year over year.

•	Unlevered free cash flow of $175.6 million, up 28.0% year over year.

•	Customers of 18.3 million as of September 30, 2018, up 6.7% year over year.

•	Average revenue per user (ARPU) of $145, up 8.6% year over year.

•	Domains revenue of $309.5 million, up 14.0% year over year.

•	Hosting and Presence revenue of $263.2 million, up 16.5% year over year.

•	Business Applications revenue of $106.8 million, up 25.9% year over year.

•	International revenue of $236.0 million, up 19.1% year over year.

Operating Highlights

•	GoCentral, GoDaddy's website builder, continues to gain traction, with increasing mobile use, free-to-paid conversion rates, improving retention rates and rising Net Promoter Scores.

•
GoDaddy launched marketplace syndication in GoCentral for channel management across various e-commerce marketplaces, allowing customers to showcase their products for sale on multiple platforms from a single GoCentral dashboard.

•	Yelp became a GoCentral integrated partner, making it simpler for small businesses to create their business profile and claim their business listing.

•	GoDaddy completed the acquisition of Main Street Hub, furthering the mission of bringing assisted branding and social media engagement to small businesses.

•
Ayesha Curry, one of the most successful food entrepreneurs in the world, became a spokesperson for GoDaddy to inspire entrepreneurs, makers and independent do-ers to turn their ideas into reality online.

•
Continuing its pursuit of diversity and pay equality, GoDaddy announced the results of its employee diversity study. The results show pay parity for women and men across GoDaddy for the fourth straight year, as well as an increased percentage of women in both our total workforce and in our senior leadership.

•
GoDaddy completed a secondary offering of 10.4 million shares of its Class A common stock sold by certain of its stockholders at $75.75 per share in August 2018, increasing the publicly available float.

Balance Sheet
At September 30, 2018, total cash, cash equivalents and short-term investments were $852.2 million, total debt was $2,463.6 million and net debt was $1,611.4 million.
Share Repurchase
GoDaddy today announces that its Board of Directors has approved the repurchase of up to $500 million of the company’s Class A common stock. GoDaddy may purchase shares from time to time in open market purchases, block transactions and privately negotiated transactions, in accordance with applicable federal securities laws. The program has no time limit and may be modified, suspended or terminated by the company at any time without prior notice. The amount and timing of repurchases are subject to a variety of factors including liquidity, share price, market conditions and legal requirements. Share repurchases will be funded by cash and cash equivalents available on GoDaddy’s consolidated balance sheet.

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Business Outlook
For the full year 2018, GoDaddy raised its revenue expectations to a range of $2.655 to $2.660 billion, representing approximately 19% growth at the midpoint.
For the full year 2018, GoDaddy expects unlevered free cash of approximately $620 million, implying 25% growth versus the $496 million in unlevered free cash generated in 2017. GoDaddy expects full year cash interest payments of approximately $85 million and cash tax-related payments of approximately $25 million.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss third quarter 2018 results at 5:00 p.m. Eastern Time on November 6, 2018. To hear the call, dial (866) 393-4306 in the United States or (734) 385-2616 from international locations, with passcode 7294718. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans and marketing strategy; any statements regarding the integration of recent or planned acquisitions; any statements regarding our future financial results; statements concerning our acquisitions of HEG and Main Street Hub, and the projected impact of the acquisitions on our business and

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results of operations; any statement regarding the share repurchase program; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the GoDaddy's Annual Report on Form 10-K for the year ended December 31, 2017, which is available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metric are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.

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Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With over 18 million customers worldwide and more than 77 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Domains	$309.5	$271.5	$906.0	$775.6
Hosting and presence	263.2	225.9	747.6	619.1
Business applications	106.8	84.8	310.7	235.0
Total revenue	679.5	582.2	1,964.3	1,629.7
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	226.9	200.3	663.5	573.5
Technology and development	112.2	91.0	319.3	261.3
Marketing and advertising	70.1	58.8	212.0	188.7
Customer care	81.8	74.6	238.5	217.0
General and administrative	89.7	65.4	247.1	198.2
Depreciation and amortization	61.3	60.0	176.1	147.1
Total costs and operating expenses	642.0	550.1	1,856.5	1,585.8
Operating income(2)	37.5	32.1	107.8	43.9
Interest expense	(25.0)	(24.4)	(73.5)	(59.2)
Tax receivable agreements liability adjustment	—	—	(0.1)	37.0
Loss on debt extinguishment	—	(5.3)	—	(7.0)
Other income (expense), net	0.7	1.7	1.9	6.1
Income from continuing operations before income taxes	13.2	4.1	36.1	20.8
Benefit for income taxes	0.9	3.0	2.4	6.6
Income from continuing operations	14.1	7.1	38.5	27.4
Income from discontinued operations, net of income taxes	—	22.9	—	17.6
Net income	14.1	30.0	38.5	45.0
Less: net income attributable to non-controlling interests	0.9	7.6	3.9	1.2
Net income attributable to GoDaddy Inc.	$13.2	$22.4	$34.6	$43.8
Net income attributable to GoDaddy Inc. per share of Class A common stock—basic:
Continuing operations	$0.08	$0.05	$0.23	$0.31
Discontinued operations	—	0.15	—	0.12
Net income attributable to GoDaddy Inc.	$0.08	$0.20	$0.23	$0.43
Net income attributable to GoDaddy Inc. per share of Class A common stock—diluted:
Continuing operations	$0.08	$0.04	$0.21	$0.15
Discontinued operations	—	0.13	—	0.10
Net income attributable to GoDaddy Inc.	$0.08	$0.17	$0.21	$0.25
Weighted-average shares of Class A common stock outstanding:
Basic	162,359	114,836	151,015	102,171
Diluted	182,392	175,219	180,938	177,009
(1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$14.5	$9.3	$41.8	$26.6
Marketing and advertising	2.4	2.0	7.4	5.2
Customer care	1.4	1.0	3.9	2.6
General and administrative	12.3	7.5	37.2	20.8
Total equity-based compensation expense	30.6	19.8	90.3	55.2

(2)	See reconciliation tables for a detailed listing of certain items included in our condensed consolidated statements of operations.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$851.2	$582.7
Short-term investments	1.0	12.3
Accounts and other receivables	22.5	18.4
Registry deposits	25.0	34.7
Prepaid domain name registry fees	370.2	351.5
Prepaid expenses and other current assets	75.3	59.9
Total current assets	1,345.2	1,059.5
Property and equipment, net	273.1	297.9
Prepaid domain name registry fees, net of current portion	184.2	180.8
Goodwill	2,966.6	2,859.9
Intangible assets, net	1,252.8	1,326.0
Other assets	15.4	14.2
Total assets	$6,037.3	$5,738.3
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$45.7	$59.6
Accrued expenses and other current liabilities	438.8	469.6
Deferred revenue	1,399.7	1,264.8
Long-term debt	16.7	16.7
Total current liabilities	1,900.9	1,810.7
Deferred revenue, net of current portion	629.8	596.8
Long-term debt, net of current portion	2,398.4	2,410.8
Payable to related parties pursuant to tax receivable agreements	189.3	153.0
Other long-term liabilities	63.4	75.0
Deferred tax liabilities	125.7	145.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.1
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	639.2	484.4
Retained earnings	122.3	87.7
Accumulated other comprehensive loss	(66.0)	(85.7)
Total stockholders' equity attributable to GoDaddy Inc.	695.7	486.5
Non-controlling interests	34.1	60.0
Total stockholders' equity	729.8	546.5
Total liabilities and stockholders' equity	$6,037.3	$5,738.3

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net income	$38.5	$45.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176.1	147.1
Equity-based compensation	90.3	55.2
Loss on debt extinguishment	—	7.0
Tax receivable agreements liability adjustment	0.1	(37.0)
Deferred taxes	(19.1)	(15.9)
Gain on sale of discontinued operations	—	(36.7)
Other	9.2	10.6
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	9.5	(4.1)
Prepaid domain name registry fees	(23.0)	(24.3)
Deferred revenue	168.5	208.4
Other long-term liabilities	(22.0)	5.8
Other operating assets and liabilities	3.2	10.2
Net cash provided by operating activities	431.3	371.3
Investing activities
Purchases of short-term investments	(6.9)	(16.3)
Maturities of short-term investments	18.4	6.6
Business acquisitions, net of cash acquired	(147.2)	(1,875.7)
Purchases of intangible assets	(5.8)	—
Proceeds received from sale of discontinued operations, including adjustments	(4.3)	447.7
Purchases of property and equipment	(49.5)	(60.2)
Net cash used in investing activities	(195.3)	(1,497.9)
Financing activities
Proceeds received from:
Debt issued to finance HEG acquisition	—	1,953.1
Stock option exercises	54.8	47.9
Sale of Class A common stock, net of issuance costs	—	22.1
Issuance of Class A common stock under employee stock purchase plan	11.9	9.2
Payments made for:
Repurchases of LLC Units	—	(275.0)
Financing-related costs	—	(38.9)
Distributions to holders of LLC Units	—	(10.0)
Repayment of HEG acquisition bridge financing	—	(596.6)
Repayment of term loans	(18.7)	(9.0)
Capital leases and other financing obligations	(14.0)	(8.8)
Net cash provided by financing activities	34.0	1,094.0
Effect of exchange rate changes on cash and cash equivalents	(1.5)	3.4
Net increase (decrease) in cash and cash equivalents	268.5	(29.2)
Cash and cash equivalents, beginning of period	582.7	566.1
Cash and cash equivalents, end of period	$851.2	$536.9

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in millions)
Total Bookings:
Total revenue	$679.5	$582.2	$1,964.3	$1,629.7
Change in deferred revenue	16.6	44.5	171.1	204.3
Net refunds	45.9	43.4	145.8	125.1
Other	(0.2)	(2.1)	(2.1)	1.2
Total bookings	$741.8	$668.0	$2,279.1	$1,960.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$154.0	$131.4	$431.3	$371.3
Impact of discontinued operations(1)	2.4	(0.5)	23.8	(3.5)
Cash paid for interest on long-term debt	21.3	24.6	61.8	59.3
Cash paid for acquisition-related costs	5.5	5.4	19.3	29.4
Capital expenditures	(13.6)	(23.7)	(49.5)	(60.2)
Cash paid for tax-related distributions	—	—	—	(10.0)
Cash paid for indirect taxes	6.0	—	6.0	—
Unlevered free cash flow	$175.6	$137.2	$492.7	$386.3

(1)	Impact of discontinued operations in 2018 relates to cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

The following table details certain items included in our condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	(in millions)
Operating income includes the following:
Financing-related fees related to debt modifications recorded in general and administrative expenses	$—	$—	$—	$3.2
Acquisition-related expenses recorded in general and administrative expenses	9.2	3.6	25.7	20.8

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

September 30, 2018

(in millions)
Net Debt:
Current portion of long-term debt	$16.7
Long-term debt	2,398.4
Unamortized original issue discount on long-term debt	29.1
Unamortized debt issuance costs	19.4
Total debt	2,463.6
Less: Cash and cash equivalents	(851.2)
Less: Short-term investments	(1.0)
Net debt	$1,611.4
Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	September 30,
	2018	2017

	(in thousands)
Shares Outstanding:
Class A common stock	166,928	126,211
Class B common stock	6,319	40,000
Total common stock outstanding	173,247	166,211
Effect of dilutive securities	9,775	9,782
	183,022	175,993
CONTACTS:
Investors

Sam Kemp
602.817.7253
investors@godaddy.com

Media

Karen Tillman
480.366.3183
pr@godaddy.com

© 2018 GoDaddy Inc. All Rights Reserved.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net